UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2014

SUNVAULT ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181040	27-4198202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 W. Axton Road, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (778) 478-9530

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective March 14, 2014, Sunvault and CleanGen through its 100% owned 1098541 Alberta Ltd. purchased the land package located at Ponoka, Alberta where Cutting Edge, a CleanGen subsidiary resides. Sunvault recently announced on March 3rd, 2014 that it had acquired 50% of CleanGen Inc. CleanGen Inc. has various operating entities within the corporation including CuttingEdge Tire Recycling LP, CleanGen Power Corp., CleanGen Aboriginal HR Services, and Coole Immersive. The purchase increases the site from 12 acres to 30 acres and allows the next stages of the new plant and future developments that were restricted by a lease agreement.

Item 7.01 Regulation FD Disclosure.

On March 14, 2014, we issued a news release with respect to agreement.

Item 9.01 Financial Statements and Exhibits.

99.1	News Release dated March 14, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNVAULT ENERGY, INC.

Date: March 19, 2014	By:	/s/ Gary Monaghan
Gary Monaghan
President and Director

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